UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): September 30, 2010

ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	83-0500896
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+852 9500-7299

[ ]	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Principal Officers

On September 30, 2010, the Board of Directors of Asiairm Corporation (the "Company") appointed Mr. Donald Ruan as member of the Company's Board of Directors.

For the past 5 year, Mr. Donald Ruan has been a partner at Unico/Unind Int. and Executive VP at Taiwan and Hong Kong Trading Co., a Taiwanese government owned trading company. He has been Chief Executive Officer of ProView Tech., KDS, MAG Innovision, and CTX Int. in the United States. He was a board member of Waffer Int., and MAG Innovision. Mr. Ruan is the founder and CEO of Ascenda Corporation since 2001 and also served through 2004 as Chief Resident Representative in China for China Development Financial Holdings Corp of Taiwan, an arm of the banks in Taiwan and China.

Mr. Ruan was educated both in Taiwan and the United States of America.

There is no family relationship among the directors of the Company.

Item 3.02	Unregistered Sales of Equity Securities
On September 30, 2010, the Company issued 2,685,000 restricted shares of common stock to Ascenda Corporation in accordance with the Participation Agreement dated July 1, 2010.
Item 8.01	Other Event

The Company's correspondence address is Suite 1601, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. The contact phone number and fax number are +852 9500-7299 and +702 948-5779, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2010	ASIARIM CORPORATION

By: /s/ Ben van Wijhe
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Name: Ben van Wijhe
Title: President and CEO